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                                                                   EXHIBIT 10.32

                       Supplementary Security Agreement
                    Security Interest in Goods and Chattels

                                                               September 6, 1996


To: Fleet National Bank

     This is a supplement to our Inventory, Accounts Receivable and Intangibles Security Agreement (the "Agreement") with you bearing the effective date of even date herewith. It is hereby incorporated into said Agreement, shall have a term concurrent therewith and is a part thereof.

     1. In addition to your other security, we hereby grant you a continuing security interest in all machinery, equipment and other goods (as defined in Article 9 of the Uniform Commerical Code) whether now owned or hereafter acquired by us and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof (all herein referred to collectively as "Collateral") and including, also without limitation, all proceeds of fire or other insurance covering the aforesaid property.

     2. The Collateral shall be security for all Obligations (as defined in the Agreement). Until all Obligations have been fully satisfied, your security interest in the Collateral shall continue in full force and effect and you will at all times after the occurrence of any Event of Default under the letter agreement described below have the right to the physical possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other places you may desire. If you exercise your right to take possession of the Collateral, we shall, upon your demand, assemble the Collateral and make it available to you at a place reasonably convenient to you. In addition, with respect to all Collateral, you shall have all of the rights and remedies set forth in the Agreement and all of the rights and remedies provided in the Uniform Commercial Code.

     3. We represent, warrant the covenant that (a) the Collateral is in our possession at 304 Concord Road, Billerica, County of Middlesex, of Commonwealth of Massachusetts; (b) we are the lawful owners of the Collateral and have the sole right and lawful authority to deliver this instrument; (c) the Collateral and every part thereof is and will be free and clear of all security interest, liens and encumbrances of every kind, nature and description except as follows: purchase money security interest and other exceptions permitted by letter agreement of even date herewith between the Borrower and the Bank, and we will warrant and defend the Collateral

________________________

     * Except that Collateral may also be located as described in Item 2.1(j) of the Disclosure Schedule attached to the aforesaid Letter Agreement.
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against the claims and demands of all persons; (d) we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature, except as listed above, and we will at our own cost and expense, keep the Collateral in a good state of repair and will not waste or destroy the same or any part thereof except for items disposed of in the ordinary course to the extent expressly permitted by the aforesaid letter agreement and will not be negligent in the care and use thereof; (e) we will not without your prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral;** (f) we will insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify; in amounts and under policies by insurers acceptable to you, and if we fail to do so, you may procure such insurance and charge the cost to our loan account; (g) as further assurance for the payment and performance of the Obligations, we hereby assign to you all sums, including returned or unearned premiums, which may become payable under any policy of insurance on the Collateral and we hereby direct each insurance company issuing any such policy to make payment of such sums directly to you;
(h) except for items disposed of in the ordinary course to the extent expressly permitted by the aforesaid letter agreement, we will not remove the Collateral from its present location without your prior written consent and we will at all times, allow you or your representatives free access to and right of inspection of the Collateral; (i) we will comply with the terms and conditions of any leases covering the premises wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon, and, when requested by you, we will execute any written instruments and do any other acts necessary to effectuate more fully the purposes and provisions of the Agreement; (j) we will indemnify and save you harmless from all loss, cost, damage, liability or expenses including attorneys' fees that you may sustain or incur by reason of defending or protecting your security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with the Agreement, the Obligations or the Collateral.

     4. You may, at your option, discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on the Collateral and not permitted by the letter agreement and you may pay for the maintenance and preservation of the


_______________________

     ** Except for obsolete or worn out items disposed of in the ordinary course and except for liens permitted by the aforesaid letter agreement.

                                      -2-
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Collateral and we will reimburse you on demand for any payment made or any expense incurred by you pursuant to the foregoing authority, with interest at the rate provided in the Agreement.


                                        Very truly yours,

                                        PERITUS SOFTWARE SERVICES, INC.
                                        -------------------------------
                                                     Borrower

Witnessed by:


                                       By:/s/ Allen K. Deary
--------------------------------          -------------------------------------
                                       Accepted at Boston, Massachusetts ______

                                       FLEET NATIONAL BANK

                                       By:/s/ Thomas Davies
                                          -------------------------------------
                                          Its:

                                      -3-
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                                                                     ITEM 5.1(n)


                       50% or Greater Ownership Allowed

Chan, Dominic & Marsha
Greylock Limited Equity Partnership
Matrix Partners IV., L.P.
Bull NH Information Systems, Inc.
IBM
CSC